Exhibit 10.1

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made as of this 28th day of June, 2011, by and between ISLE OF CAPRI CASINOS, INC., a Delaware corporation (“Isle”), and ARNOLD L. BLOCK (“Employee”).

WHEREAS, Isle and Employee are parties to that certain Employment Agreement, dated January 14, 2009 (the “Employment Agreement”); and

WHEREAS, the parties hereto desire to amend the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and other valuable consideration herein expressed, the parties hereto agree as follows:

1.             Capitalized terms used herein but not defined herein shall have the meanings set forth in the Employment Agreement.

2.             The effective date of this Amendment shall be June 23, 2011.

3.             The reference in Section 1.1 of the Employment Agreement to “Sr. Vice President — Isle Brand” is hereby deleted and replaced with “Chief Operating Officer.”

4.             The reference in Section 1.4 of the Employment Agreement to “12/15/2008” is hereby deleted and replaced with “June 23, 2011.”

5.             Clause (a) of Section 3.3 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

Any outstanding equity-based awards shall become fully vested and, if applicable, remain exercisable during the one-year period following such termination or such longer period expressly provided under the terms of Employee’s individual grant or award (except to the extent the terms of Employee’s individual grant or award provide otherwise);

6.             Exhibit A to the Employment Agreement to hereby deleted in its entirety and replaced with Exhibit A attached hereto.

7.             Except as expressly modified herein, the Employment Agreement is unchanged.

IN WITNESS WHEREOF, the parties have executed this FIRST AMENDMENT TO EMPLOYMENT AGREEMENT on the date first above written.

ISLE OF CAPRI CASINOS, INC.

By:	/s/ Edmund L. Quatmann, Jr.
Name: Edmund L. Quatmann, Jr.
Its: SVP and General Counsel

/s/ Arnold L. Block
Arnold L. Block

EXHIBIT A

COMPENSATION AND BENEFITS

The terms of this Exhibit A, as it may be amended from time to time, are intended to form a part of the certain employment agreement between Isle of Capri Casinos, Inc. and its affiliates and the employee named below (the “Agreement”):

Employee:	Arnold L. Block

Date of this Exhibit:	June 23, 2011 (the “Effective Date”)

Base Compensation:	$450,000 annually commencing as of the Effective Date and prorated for FY12

Bonus Opportunity:	Target of 60% of base compensation; prorated for FY12

LTI Award:

Employee will be eligible to participate in the Company’s long-term incentive plan. On the Effective Date, Employee will receive a long-term incentive award consisting of shares of restricted stock having a value of $200,000. Vesting will be ratably over five years commencing with the first anniversary of the Effective Date. The award agreement will provide that this award does not accelerate upon retirement.